EXHIBIT 10.3

SECURITY AGREEMENT

This Security Agreement is made and entered into this 12th day of February, 2009, by and between PRO-PHARMACEUTICALS, INC. (hereinafter referred to as “Borrower”) and 10X FUND, L.P. (hereinafter referred to as “Lender”) as follows:

FOR VALUE RECEIVED, and in order to secure payment of any and all indebtedness of the Borrower to the Lender, now existing or hereafter incurred, matured or unmatured, direct or contingent, including any extensions, renewals and substitutions thereof, the Borrower hereby grants to the Lender a security interest in, all of Borrower’s furniture, fixtures, equipment, furnishings, leases and lease rights, supplies, inventory, accounts receivable, contract rights, general intangibles, patents, trade secrets, intellectual property of any and every kind, goods and tangible personal property of every kind and nature, including additions, replacements, accessions and proceeds now and hereafter owned and acquired (hereinafter referred to as “Collateral”).

This Security Agreement secures the indebtedness of the Borrower as evidenced by that promissory note (“Promissory Note”) given by Borrower to Lender of even date herewith in the Redemption Amount (as defined in the Promissory Note). This Security Agreement secures to Lender: (a) the payment of the Promissory Note and all renewals, extensions and modifications of the Promissory Note; (b) the payment of all other sums, with interest, advanced to protect the security of this Security Agreement including all expenditures for taxes, insurance and repairs and maintenance of the Collateral; (c) the performance of Borrower’s covenants and agreements under this Security Agreement and the Promissory Note; and (d) any other indebtedness of the Borrower to the Lender, whether now existing or hereafter incurred, matured or unmatured, direct or contingent.

1. UCC FINANCING STATEMENT. A UCC Financing Statement covering the Collateral herein secured shall be filed for record with the appropriate office in Massachusetts, as well as any notices required by the United States Patent and Trademark Office.

2. PROMISSORY NOTE PAYMENTS. Borrower shall promptly pay when due the principal and interest on the debt evidenced by the Promissory Note and any late charges due under the Promissory Note. Unless applicable law provides otherwise, all payments received by Lender shall be applied first to interest due on the indebtedness, second to the principal due on the indebtedness, and third to any late charges outstanding under the Promissory Note.

3. LIENS. Borrower shall pay all taxes, assessments, charges, fines and impositions attributable to the Collateral that may attain priority over this Security Agreement, and all leasehold payment or ground rents, if any. Borrower shall pay these obligations on time directly to the person owed the payment. Borrower shall promptly furnish to Lender receipts evidencing the payments, if requested by Lender. Borrower shall promptly discharge any lien which may have priority over this Security Agreement. If Lender determines that any part of the Collateral is subject to a lien which may attain priority over this Security Agreement Lender may give Borrower a notice identifying the lien. Borrower shall satisfy the lien within ten (10) days of the giving of notice. The Borrower will defend the Collateral against all other claims or demands of all persons at any time claiming any interest in the Collateral, when such claim is adverse to the rights of the Lender conveyed in this Agreement.

4. COMPLIANCE WITH LAWS. Borrower shall, at all times, fully comply with all local, State and Federal laws, regulations, statutes or ordinances relating to the use of the Collateral and the operation of Borrower’s business. Any Hazardous Substance used by Borrower shall be stored, maintained, removed and disposed of in full compliance with all local, State and Federal (EPA/EPD) laws, regulations, statutes or ordinances. “Hazardous Substances” as used herein means and includes, without limitation, petroleum products, flammable explosives, radioactive materials, asbestos (or any material containing asbestos), polychlorinated biphenyls and any other hazardous, toxic, or dangerous waste, substances, or materials defined as such (or any similar term) for the purposes of any State or Federal laws.

5. TRANSFER OF COLLATERAL. The Borrower shall not, without written consent of the Lender, sell, contract to sell, lease, assign or dispose of any interest of any kind in the Collateral, except for the sale of the Collateral in the normal course of business, until this Security Agreement and all debts secured hereby have been fully paid and satisfied. If all or any part of the Collateral, or any interest in the Collateral, is sold or transferred, or if a beneficial interest in Borrower is sold or transferred, or if the Borrower’s business is sold, assigned or transferred without Lender’s prior written consent, Lender may, at its option, require immediate payment in full of all sums secured by this Security Agreement. Notwithstanding the foregoing, Borrower shall provide written notice by certified mail to the Lender of any sale, assignment or transfer of any interest in the Borrower’s business or the Collateral for so long as there are any debts outstanding from Borrower to Lender.

6. CHANGES IN COLLATERAL. The Borrower will keep the Collateral separate and identifiable at the Borrower’s business premises and will not remove the Collateral from said location without the Lender’s written consent. The Borrower shall promptly notify Lender in writing of any proposed change in the location or ownership of the Borrower’s business. The Borrower shall be allowed to improve or replace any portion of the Collateral with collateral of greater or equal value without prior consent of the Lender. In the event Borrower does replace any Collateral with collateral of greater or equal value, Borrower shall not be obligated to give Lender any of the proceeds from the prior held collateral.

7. INSURANCE. Borrower shall maintain at all times fire, liability and other casualty insurance and any other insurance required, including theft, to protect the Collateral and fully secure Borrower’s obligation to Lender. The Lender shall be named as an additional insured and loss payee and shall be provided with a Certificate of Coverage. Such insurance coverage may be reduced by Borrower subsequent to the date of closing provided that said coverage is always at least equal to the amount of Borrower’s debt to Lender at that time. Such insurance shall be obtained from companies registered to transact business in the State of Massachusetts and said policy shall be issued in the names of Lender and Borrower, as their respective interests may appear, and proof of coverage and copies of all related documents shall be delivered to Lender, upon Lender’s request, but at least annually, until such time as all Borrower’s obligations to Lender are satisfied.

In the event Borrower fails to maintain the coverage described above, Lender may, at Lender’s option, obtain coverage to protect Lender’s rights in the Collateral, and Borrower shall be required to pay to Lender the reasonable costs and expenses incurred by Lender in obtaining such coverage.

In the event of loss, Borrower shall give prompt notice to the insurance carrier and Lender. Lender may make proof of loss if not made promptly by Borrower. Unless Lender and Borrower otherwise agree in writing, insurance proceeds shall be applied to restoration or repair of the Collateral damaged, if the restoration or repair is economically feasible and Lender’s security is not lessened. If the restoration or repair is not economically feasible or Lender’s security would be lessened, the insurance proceeds shall be applied to the sums secured by this Security Agreement, whether or not then due, with any excess paid to Borrower. If Borrower abandons the Collateral, or does not answer within ten (10) days after notice from Lender that the insurance carrier has offered to settle the claim, then Lender may collect the insurance proceeds. Lender may use the proceeds to repair or restore the Collateral or to pay sums secured by this Agreement, whether or not then due. The ten (10) day period will begin when the notice is given. Unless Lender and Borrower otherwise agree in writing, any application of insurance proceeds to principal shall not extend or postpone the due date of any payments due under the Promissory Note or change the amount of the payments. If the Collateral is acquired by Lender, Borrower’s right to any insurance policies and proceeds resulting from damage to the Collateral prior to the acquisition shall pass to Lender to the extent of the sums secured by this Security Agreement immediately prior to the acquisition.

8. BUSINESS RECORDS. The Borrower will at all times keep accurate and complete records of its business and upon default or threat of default, the Lender, or any of the Lender’s agents, shall have the right to call at the Borrower’s place of business during normal hours of business to inspect the books, records, journals, orders, receipts, correspondence and other data relating to its business and the Collateral or to any other transaction between the parties hereto.

9. PROTECTION OF COLLATERAL. The Borrower shall keep the Collateral in good working order and repair and shall not waste or destroy the Collateral or any part thereof. The Borrower shall not use the Collateral in violation of any statute or ordinance and the Lender or its agent shall have the right to examine and inspect the Collateral during normal business hours upon prior notice to Borrower specifying the reasonable cause for the inspection.

10. PROTECTION OF LENDER’S RIGHTS IN THE COLLATERAL. If Borrower fails to perform the covenants and agreements contained in this Security Agreement, or there is a legal proceeding that may significantly affect Lender’s rights in the Collateral (such as a proceeding in bankruptcy, probate, for condemnation or forfeiture or to enforce laws or regulations), then Lender may do, and pay for, whatever is necessary to protect the value of the Collateral and Lender’s rights in the Collateral. Lender’s actions may include paying any sums secured by a lien that has priority over this Security Agreement, appearing in court, paying reasonable attorneys’ fees and entering the location where the Collateral is to make repairs. Although Lender may take action under this paragraph, Lender does not have to do so. Any amounts disbursed by Lender under this paragraph shall become additional debt of Borrower secured by this Security Agreement. Unless Borrower and Lender agree to other terms of payment, these amounts shall bear interest from the date of disbursement at the Promissory Note rate and shall be payable, with interest, upon notice from Lender to Borrower requesting payment.

11. DEFAULT. Notwithstanding anything to the contrary herein, the Borrower shall be in default under this Security Agreement upon the occurrence of any of the following events or conditions:

(a) Default in the payment or performance of any term under any Promissory Note, obligations, covenants, liabilities or any other indebtedness of the Borrower, referred to herein or secured hereby, specifically failure to pay when due any amount, principal or interest, payable on the loan made hereunder.

(b) Any warranty, representation or statement made or furnished to the Lender by or on behalf of the Borrower proves to have been false in any material respect when made or furnished.

(c) Sale, transfer or assignment of a majority interest in the Borrower without the prior written consent of the Lender.

(d) Sale, transfer or assignment of substantially all of the assets of the Borrower without prior written consent of the Lender.

(e) Any levy, seizure or attachment of the Collateral.

(f) A change in the location of the Borrower’s business without the prior written consent of the Lender, which consent shall not be unreasonably withheld.

(g) Dissolution, termination of existence, insolvency, business failure, appointment of a receiver for any part of the Collateral, assignment for the benefit of creditors or the commencement of any proceeding under any bankruptcy or insolvency law by or against the Borrower or any guarantor or surety for the Borrower.

(h) Default under the business premises lease.

(i) Default under any obligation of Lender’s that has been assumed by Borrower.

(j) Failure to maintain adequate insurance as provided in paragraph 7.

(k) Failure to pay all taxes as required by law.

(l) Waste or destruction of the Collateral or any part thereof.

(m) Any event of default hereunder shall also constitute a default under the terms of the Promissory Note.

12. REMEDIES. Upon the occurrence of any such event of default under this Agreement and prior to exercising the appropriate remedies, including, without limitation, the right of acceleration of the indebtedness, the Lender shall give notice of default to the Borrower. The notice shall specify: (1) the default; (2) the action required to cure the default; (3) a date not less than ten (10) days from the date the notice is given to Borrower by which the default must be cured; and (4) that failure to cure the default on or before the date specified in the notice may result in acceleration of the sums secured by this Security Agreement and sale of the Collateral. If Borrower fails to cure any default prior to the expiration of the ten (10) day period, Lender may invoke any remedies permitted by this Security Agreement without further notice of demand on Borrower.

The Lender may take such action (without notice and without bond, in that Borrower herein expressly waives all rights thereto prior to foreclosure and seizure by Lender) as it deems advisable to protect and enforce its rights against the Borrower and in and to the Collateral, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as the Lender may determine, in its sole discretion, without impairing or otherwise, affecting the other rights and remedies of the Lender under this Security Agreement or under any other agreement between the Lender and the Borrower:

(a) Declare the Promissory Note to be forthwith due and payable, whereupon the same shall become and be immediately due and payable, both as to principal and interest, without presentment and demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Promissory Note to the contrary notwithstanding.

(b) Receive and retain all the Collateral and proceeds and all other distributions of any kind upon any and all of the Collateral. Borrower agrees to deliver the Collateral to Lender, and the Lender may without legal process, enter the business premises and take possession of all Collateral and proceeds found therein, without being guilty of trespass, forcible entry or detainer.

(c) Exercise any and all rights and remedies afforded the Lender, as a Lender, in possession of Collateral or otherwise, under any and all applicable provisions of law, all of which rights and remedies shall be cumulative, and not exclusive, to the extent permitted by law. All rights of the Lender hereunder shall inure to the benefit of Lender’s successors and assigns and all obligations of the Borrower shall bind Borrower’s successors and assigns.

(d) Take such action as the Lender may elect with respect to the foreclosure, sale, assignment and delivery of the whole, or from time to time any part of, the Collateral, including, without limitation, sell, assign, and deliver the Collateral at any broker’s board or at any private sale in a commercially reasonable manner, or at public auction, after advertisement of the time and place of the sale, for cash, for credit or for other property, for immediate or future delivery, and for such price or prices as the Lender shall determine, on commercially reasonable terms, and the Lender may bid for and purchase the whole or any part of the Collateral so sold free from any right or equity of redemption; to adjourn any such sale or cause the same to be adjourned from time to time to a subsequent time and place announced at the time and place fixed for the sale; to carry out any agreement to sell any item or items of Collateral in accordance with the terms of such agreement, notwithstanding the fact that after the Lender shall have entered into such an agreement, the Promissory Note may have been paid in full.

(e) The proceeds received by the Lender from the disposition or sale of the Collateral shall be retained by the Lender as compensation for the use of the Collateral while in the Borrower’s possession and not as penalty and shall be applied: (1) to the cost, expenses and reasonable attorney’s fees and expenses incurred by the Lender for the collection and for sale and delivery of the Collateral, and (2) to the outstanding principal and interest on the Promissory Note in such order as the Lender may elect. If any proceeds remain after such application, such remainder shall be paid to the Borrower. Without such sale the fair market value of the property at the time of repossession may be credited upon the amount unpaid by Borrower. In any event, the Borrower agrees to pay the balance forthwith as liquidated damages for the breach of this Agreement.

(f) Notice of any sale at public auction pursuant to paragraph (d) shall be sufficient for all purposes if a written notice of any such sale is give to the Borrower by mailing a copy of a notice of such sale (naming the place, date and time thereof and a brief statement of the nature of the Collateral to be sold) to the Borrower not less than five (5) days prior to any such sale and if a similar notice is published at least once, in a newspaper of general circulation published in Boston, Massachusetts not less than three (3) days nor more than ten (10) days prior to such sale. The Borrower agrees that any disposition of Collateral made pursuant to the foregoing shall be deemed to have been made in a commercially reasonable manner, but the foregoing provision shall not be deemed to limit the right of the Lender to dispose of any item of Collateral in any other manner provided in Article 9 of the Uniform Commercial Code.

13. BORROWER’S CLAIMS AGAINST REPOSSESSED COLLATERAL. If the Lender repossesses the Collateral, the Borrower agrees to send notice by registered mail to the Lender within twenty-four (24) hours after repossession if the Borrower claims any articles not included herein or used as security hereby were contained in the Collateral at the time of repossession. The Borrower agrees that failure to do so shall be a waiver and bar to any subsequent claim therefore. The Borrower hereby waives the right to remove any legal action, brought by the holder hereof, from the court originally acquiring jurisdiction.

14. ATTORNEY’S FEES. In the event Lender is required to take legal action to enforce any of the provisions of this Security Agreement, then in addition to such relief as shall be granted Lender, Lender shall also be entitled to reasonable attorney’s fees.

15. NOTICES. Any notice to Borrower provided for in this Security Agreement shall be given by delivering it or mailing it by first class mail unless applicable law requires use of another method. The notice shall be directed to the address of the Collateral or any other address Borrower designates by notice to Lender. Any notice to Lender shall be given by first class mail to Lender’s address c/o Chief Executive Officer, 1099 Forest Lake Terrace, Niceville, FL 32578, or any other address Lender designates by notice to Borrower. Any notice provided for in this Security Agreement shall be deemed to have been given to Borrower or Lender when given as provided in this paragraph.

16. TIME OF PERFORMANCE AND WAIVER. In performing any act under this Security Agreement and the Promissory Note secured hereby, time shall be of the essence. The Lender’s extension of the time for payment for any indebtedness or the acceptance of only partial or delinquent payments, or the failure of the Lender to enforce strict performance on the part of the Borrower of any covenant, promise or condition herein contained or contained in any other document evidencing the indebtedness owed the Lender by the Borrower shall not operate as a waiver of the right of the Lender thereafter to require that the terms hereof or the terms of such other documents be strictly performed.

17. RIGHTS OF LENDER. The rights and remedies herein conferred upon the Lender shall be cumulative and not alternative and shall be in addition to and not substitution of the rights and remedies conferred by the Uniform Commercial Code (UCC) of the State of Massachusetts. All rights of the Lender hereunder shall inure to the benefit of its successors and assigns and all obligations of the Borrower shall bind its successors and assigns.

Until all sums secured by this Security Agreement have been paid in full, Borrower, on demand of Lender, shall (or cause the same to be done) execute, acknowledge and deliver all such further instruments and papers, take all such further action as may be requested by Lender to effectuate the purposes hereof, or to provide the rights and remedies of Lender contemplated hereby, or to avoid any breach hereof.

18. GOVERNING LAW; SEVERABILITY. This Security Agreement shall be governed by the law of the State of Massachusetts. In the event that any provision or clause of this Security Agreement or the Promissory Note conflicts with applicable law, such conflict shall not affect other provisions of this Security Agreement or the Promissory Note which can be given effect without the conflicting provision. To this end the provisions of this Security Agreement and the Promissory Note are declared to be severable.

19. CONSTRUCTION AND SURVIVAL. This Agreement is the complete agreement between the parties and any contracts previously executed between the parties, along with such other written or verbal representations or warranties as may have been made by either party, their broker, agents, or assigns, are merged into this Agreement and are extinguished, except as set forth herein. The provisions and warranties contained in this Agreement shall survive the closing.

20. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the Lender and the Borrower and their respective heirs, executors, administrators, successors and assigns and legal representatives, and shall survive the closing of this sale.

21. NUMBER AND GENDER. Whenever required by the context, the singular number shall include the plural and the masculine gender shall include the feminine and the neuter.

22. HEADINGS. Headings of sections, subsections and paragraphs in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Security Agreement on the day and year first above written.

[SIGNATURES ON FOLLOWING PAGE]

PRO-PHARMACEUTICALS, INC., a Nevada corporation			10X FUND, LP, a Delaware limited partnership 10X Capital Management, LLC, General Partner, a Florida limited liability company

	/s/ Anthony Squeglia		/s/ Rod Martin
By:	Anthony Squeglia	By:	Rod Martin
Its:	Chief Financial Officer	Title:	Managing Member

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